                                                                     EXHIBIT 4.2

                        GABLES REALTY LIMITED PARTNERSHIP

                                     ISSUER

                                       to

                            FIRST UNION NATIONAL BANK

                                     TRUSTEE

                            -------------------------

                          Supplemental Indenture No. 4

                          Dated as of February 22, 2001

                            -------------------------





                                  $150,000,000

                                       of

                           7.25% Senior Notes Due 2006

                  SUPPLEMENTAL INDENTURE NO. 4, dated as of February 22, 2001 (the "Supplemental Indenture"), between GABLES REALTY LIMITED PARTNERSHIP, a limited partnership organized under the laws of the State of Delaware (herein called the "Partnership"), and FIRST UNION NATIONAL BANK, a national banking association, as Trustee (herein called the "Trustee").

                           RECITALS OF THE PARTNERSHIP

                  The Partnership has heretofore delivered to the Trustee an Indenture dated as of March 23, 1998, as supplemented by Supplemental Indenture No. 1, dated as of March 23, 1998, Supplemental Indenture No. 2, dated as of September 30, 1998, and Supplemental Indenture No. 3, dated as of October 8, 1998 (the "Senior Indenture"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, as an exhibit to the Partnership's Registration Statement on Form S-3 (Registration No. 333-68359), providing for the issuance by the Partnership from time to time of its senior debt securities evidencing its unsecured and unsubordinated indebtedness (the "Securities").

                  Section 301 of the Senior Indenture provides for various matters with respect to any series of Securities issued under the Senior Indenture to be established in an indenture supplemental to the Senior Indenture.

                  Section 901(7) of the Senior Indenture provides for the Partnership and the Trustee to enter into an indenture supplemental to the Senior Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Senior Indenture.

                  The Board of Directors of Gables GP, Inc., the general partner of the Partnership, has duly adopted resolutions authorizing the Partnership to execute and deliver this Supplemental Indenture.

                  All of the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the series of Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities of such series, as follows:

                                  ARTICLE ONE

                    RELATION TO SENIOR INDENTURE; DEFINITIONS

                  SECTION 1.1.  RELATION TO SENIOR INDENTURE.

                  This Supplemental Indenture constitutes an integral part of the Senior Indenture.

                  SECTION 1.2.  DEFINITIONS.

                  For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

                  (1) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Senior Indenture; and

                  (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

                  "Acquired Debt" means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

                  "Adjusted Total Assets" as of any date means the sum of (i) the amount determined by multiplying the price at which the Common Shares of Gables were offered in the initial public offering (the "IPO") of Common Shares of Gables by the sum of (A) the Common Shares issued in the IPO and (B) the Units of the Partnership not held by Gables that were issued in connection with the IPO, (ii) the principal amount of outstanding Debt of the Partnership immediately following the IPO and (iii) the purchase price or cost of any real estate assets or mortgages receivable (or interests therein) acquired (including the value of any Units issued in connection therewith) or developed after the IPO and the amount of any securities offering proceeds and other proceeds of Debt received after the IPO (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), adjusted for the proceeds of any real estate assets disposed of by the Partnership. This definition of "Adjusted Total Assets" values the assets owned by the Partnership at the time of the IPO at the market capitalization of the Partnership at that time, which the Partnership believes to be a more appropriate measure of the value of those assets than undepreciated book value, which reflects their pre-IPO cost before accumulated depreciation.

                  "Annual Debt Service Charge" as of any date means the amount of any interest expensed during the four consecutive fiscal quarters most recently ended prior to such date.

                  "Common Shares" means the common shares of beneficial interest, par value $0.01 per share, of Gables.

                  "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income of the Partnership and its Subsidiaries plus amounts which have been deducted for: (i) interest on Debt of the Partnership and its Subsidiaries, (ii) provision for taxes of the Partnership and its Subsidiaries based on income, (iii) amortization of debt discount, (iv) provisions for gains and losses on properties, (v) depreciation and amortization, (vi) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period and
(vii) amortization of deferred charges.

                  "Consolidated Net Income" for any period means the amount of net income (or loss) of the Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                  "Corporate Trust Office", including for purposes of the Place of Payment provisions of Sections 305 and 1002 of the Senior Indenture, means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 999 Peachtree Street, N.E., Atlanta, Georgia 30309.

                  "Debt" of the Partnership or any Subsidiary means any indebtedness of the Partnership or any Subsidiary, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Partnership or any Subsidiary, (iii) reimbursement obligations in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Partnership or any Subsidiary as lessee which is reflected on the Partnership's consolidated balance sheet as a capitalized lease in accordance with GAAP; in the case of items of indebtedness incurred under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on the Partnership's consolidated balance sheet in accordance with GAAP; and also includes, to the extent not otherwise included, any obligation of the Partnership or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person (other than the Partnership or any Subsidiary).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Commission.

                  "Gables" means Gables Residential Trust, a Maryland real estate investment trust.

                  "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Note, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid. Any Make-Whole Amount shall be determined by the Partnership, when owing, in an Officers' Certificate to be filed with the Trustee, which certificate shall set out the computation of such Make Whole Amount.

                  "Management Companies" means certain corporations, of which the Partnership owns 100% of the nonvoting stock and 1% of the voting stock, which do not qualify as "qualified REIT subsidiaries" under the Internal Revenue Code of 1986, as amended.

                  "Notes" has the meaning specified in Section 2.1 hereof.

                  "Reinvestment Rate" means the yield on Treasury securities at a constant maturity corresponding to the remaining life (as of the date of redemption, and rounded to the nearest month) to stated maturity of the principal being redeemed (the "Treasury Yield"), plus 0.25%. For purposes hereof, the Treasury Yield shall be equal to the arithmetic mean of the yields published in the Statistical Release (as defined below) under the heading "Week Ending" for the "U.S. Government Securities--Treasury Constant Maturities" with a maturity equal to such remaining life; provided, that if no published maturity exactly corresponds to such remaining life, then the Treasury Yield shall be interpolated or extrapolated on a straight-line basis from the arithmetic means of the yields for the next shortest and next longest published maturities. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury Yield in the above manner, then the Treasury Yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Partnership.

                  "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination of the Make-Whole Amount, then such other reasonably comparable index which shall be designated by the Partnership.

                  "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests of which are owned, directly or indirectly, by such Person. For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

                  "Unencumbered Total Asset Value" as of any date means the sum of (i) the portion of Adjusted Total Assets allocable to the Partnership's real estate assets and (ii) the value of all other assets of the Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivable), in each case which are unencumbered by any mortgage, lien, charge, pledge or security interest.

                  "Units" means units of limited partnership of the Partnership.

                                  ARTICLE TWO

                                    THE NOTES

                  SECTION 2.1. TITLE OF THE SECURITIES.

                  There shall be a series of Securities designated the "7.25% Senior Notes Due 2006" (the "Notes").

                  SECTION 2.2. LIMITATION ON AGGREGATE PRINCIPAL AMOUNT.

                  The aggregate principal amount of the Notes initially shall be limited to $150,000,000. The Partnership may, subject to Section 2.4 of this Supplemental Indenture and applicable law, issue additional Notes under this Supplemental Indenture without the consent of the Holders of outstanding Notes. The initially issued Notes and any additional Notes subsequently issued shall be treated as a single class for all purposes of this Supplemental Indenture.

                  Nothing contained in this Section 2.2 or elsewhere in this Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Partnership or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Sections 303, 304, 305, 306, 906, 1107 and 1305 of the Senior Indenture.

                  SECTION 2.3. INTEREST AND INTEREST RATES; MATURITY DATE OF
                               NOTES.

                  The Notes will bear interest at 7.25% per annum from February 22, 2001 or from the immediately preceding Interest Payment Date (as defined below) to which interest has been paid, payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 2001 (each, an "Interest Payment Date"), to the persons (the "Holders") in whose name the applicable Notes are registered in the Security Register at the close of business 15 calendar days prior to such Interest Payment Date, I.E. January 31 and July 31, respectively (regardless of whether such day is a Business Day, as defined below), as the case may be (each, a "Regular Record Date"). Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Note ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the person in whose name such Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of such Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, as more particularly described in the Indenture.

                  If any Interest Payment Date or Maturity falls on a day that is not a Business Day, the required payment shall be on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

                  The Notes will mature on February 15, 2006.

                  SECTION 2.4. LIMITATIONS ON INCURRENCE OF DEBT.

                  (1) The Partnership will not, and will not permit any Subsidiary to, incur any Debt, other than intercompany Debt (representing Debt to which the only parties are Gables, any of its Subsidiaries, the Partnership or the Management Companies, but only so long as such Debt is held solely by any of the foregoing), if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication) (i) the Partnership's Adjusted Total Assets as of the end of the calendar quarter covered in the Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, filed with the Trustee) prior to the incurrence of such additional Debt, (ii) the purchase price of any real estate assets or mortgages receivable (or interests therein) acquired by the Partnership or any Subsidiary since the end of such calendar quarter, including those obtained in connection with the incurrence of such additional Debt and (iii) the amount of any securities offering proceeds received by the Partnership or any Subsidiary since the end of such calendar quarter (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable or used to reduce Debt).

                  (2) In addition to the limitation set forth in subsection (1) of this Section 2.4, the Partnership will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1, on a PRO FORMA basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Partnership and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt , had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt by the Partnership and its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (iii) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such PRO FORMA calculation; and (iv) in the case of any acquisition or disposition by the Partnership or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such PRO FORMA calculation.

                  (3) In addition to the limitations set forth in subsections
(1) and (2) of this Section 2.4, the Partnership will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Partnership or any Subsidiary ("Secured Debt"), whether owned at the date hereof or thereafter acquired, if, immediately after giving effect to the incurrence of such

Secured Debt and the application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Debt of the Partnership and its Subsidiaries on a consolidated basis is greater than 40% of the sum of (without duplication) (i) the Partnership's Adjusted Total Assets as of the end of the calendar quarter covered in the Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, filed with the Trustee) prior to the incurrence of such additional Debt, (ii) the purchase price of any real estate assets or mortgages receivable (or interests therein) acquired by the Partnership or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt and (iii) the amount of any securities offering proceeds received by the Partnership or any Subsidiary since the end of such calendar quarter (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable or used to reduce Debt).

                  (4) The Partnership and its Subsidiaries will at all times maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate principal amount of all outstanding unsecured Debt of the Partnership and its Subsidiaries on a consolidated basis.

                  (5) For purposes of this Section 2.4, Debt shall be deemed to be "incurred" by the Partnership or a Subsidiary whenever the Partnership or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

                  SECTION 2.5. REDEMPTION.

                  The Notes may be redeemed at any time at the option of the Partnership, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Notes (the "Redemption Price").

                  SECTION 2.6. PLACES OF PAYMENT.

                  The Places of Payment where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Partnership in respect of the Notes and the Senior Indenture may be served shall be in the City of Atlanta, Georgia, and the office or agency for such purpose shall initially be located at c/o First Union National Bank, Corporate Trust Department, 999 Peachtree Street, N.E., Atlanta, Georgia 30309.

                  SECTION 2.7. METHOD OF PAYMENT.

                  Payment of the principal of and interest on the Notes will be made at the office or agency of the Partnership maintained for that purpose in the City of Atlanta, Georgia (which shall initially be an office or agency of the Trustee), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Partnership, payments of principal and interest on the Notes (other than payments of principal and interest due at Maturity) may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto located within the United States.

                  SECTION 2.8. CURRENCY.

                  Principal and interest on the Notes shall be payable in Dollars.

                  SECTION 2.9. REGISTERED SECURITIES; GLOBAL FORM.

                  The Notes shall be issuable and transferable in fully registered form as Registered Securities, without coupons. The Notes shall be issued in the form of one or more permanent Global Securities. The depository for the Notes shall be The Depository Trust Company. The Notes shall not be issuable in definitive form except as provided in Section 305 of the Senior Indenture.

                  SECTION 2.10. FORM OF NOTES.

                  The Notes shall be substantially in the form attached as Exhibit A hereto.

                  SECTION 2.11. REGISTRAR AND PAYING AGENT.

                  The Trustee shall initially serve as Security Registrar and Paying Agent for the Notes.

                  SECTION 2.12. DEFEASANCE.

                   The provisions of Sections 1402 and 1403 of the Senior Indenture, together with the other provisions of Article Fourteen of the Senior Indenture, shall be applicable to the Notes. The provisions of Section 1403 of the Senior Indenture shall apply to the covenants set forth in Sections 2.4 and
2.13 of this Supplemental Indenture and to those covenants specified in Section 1403 of the Senior Indenture.

                  SECTION 2.13. PROVISION OF FINANCIAL INFORMATION.

                  Whether or not the Partnership is subject to Section 13 or 15(d) of the Exchange Act, the Partnership will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Partnership would have been required to file with the Commission pursuant to such Section 13 or 15(d) if the Partnership were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Partnership would have been required so to file such documents if the Partnership were so subject.

                  The Partnership will also in any event (x) within 15 days of each Required Filing Date (i) if the Partnership is not then subject to Section 13 or 15(d) of the Exchange Act, transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the annual reports and quarterly reports which the Partnership would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange

Act if the Partnership were subject to such Sections, and (ii) file with the Trustee copies of annual reports, quarterly reports and other documents which the Partnership would have been required to file with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act if the Partnership were subject to such Sections and (y) if filing such documents by the Partnership with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.

                  SECTION 2.14. WAIVER OF CERTAIN COVENANTS.

                  Notwithstanding the provisions of Section 1010 of the Senior Indenture, the Partnership may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 to 1007, inclusive, of the Senior Indenture, with Sections 2.4 and 2.13 of this Supplemental Indenture and with any other term, provision or condition with respect to the Notes or either series thereof (except any such term, provision or condition which could not be amended without the consent of all Holders of the Notes or such series thereof, as applicable), if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Notes or such series thereof, as applicable, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition. Except to the extent so expressly waived, and until such waiver shall become effective, the obligations of the Partnership and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                 ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

                  SECTION 3.1. RATIFICATION OF SENIOR INDENTURE

                  Except as expressly modified or amended hereby, the Senior Indenture continues in full force and effect and is in all respects confirmed and preserved.

                  SECTION 3.2. GOVERNING LAW.

                  This Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

                  SECTION 3.3. COUNTERPARTS.

                  This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

                                            GABLES REALTY LIMITED
                                            PARTNERSHIP

                                            By:   Gables GP, Inc.,
                                                  its general partner




                                            By:  /s/ Marvin R. Banks, Jr.
                                                 ------------------------
                                                  Marvin Banks, Jr.
                                                  Chief Financial Officer



                                            FIRST UNION NATIONAL BANK,
                                            as Trustee

                                            By: /s/ Teresita Glasgow
                                                ------------------------
                                                  Name:     Teresita Glasgow
                                                  Title:    Vice President

                                    EXHIBIT A

                             FORM OF SENIOR SECURITY

                               [Face of Security]

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING SET FORTH IN THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ITS NOMINEE TO A SUCCESSOR DEPOSITORY OR ITS NOMINEE.

                        GABLES REALTY LIMITED PARTNERSHIP

                           7.25% Senior Notes Due 2006

Register No. 1                                                  Principal Amount

CUSIP No. 362415 AD 3                                               $150,000,000



GABLES REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (herein referred to as the "Partnership", which term includes any successor entity under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal sum of $150,000,000 Dollars on February 15, 2006 (the "Stated Maturity Date") or earlier at the option of the Partnership (the "Redemption Date", and together with the Stated Maturity Date with respect to principal repayable on such date, the "Maturity Date") and to pay interest thereon from February 22, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year (each, an "Interest Payment Date"), commencing August 15, 2001, at the rate of 7.25% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be January 31 or July 31 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date at the office or agency of the Partnership maintained for such purpose; PROVIDED, HOWEVER, that such interest may be paid, at the Partnership's option, by mailing a check to such Holder at its registered address or by wire transfer of funds to an account maintained by such Holder within the United States. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The principal of this Security payable on the Stated Maturity Date or the principal of, Make-Whole Amount, if any, and, if the Redemption Date is not an Interest Payment Date, interest on this Security payable on the Redemption Date will be paid against presentation of this Security at the office or agency of the Partnership maintained for that purpose in the City of Atlanta, Georgia (which initially shall be an office or agency of the Trustee), in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Interest payable on this Security on any Interest Payment Date and on the Stated Maturity Date or Redemption Date, as the case may be, will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including February 22, 2001, if no interest has been paid on this Security) to but excluding such Interest Payment Date or the Stated Maturity Date or Redemption Date, as the case may be. If any Interest Payment Date or the Stated Maturity Date or Redemption Date falls on a day that is not a Business Day, as defined below, principal, Make-Whole Amount, if any, and/or interest payable with respect to such Interest Payment Date or Stated Maturity or Redemption Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity Date or Redemption Date, as the case may be. "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to close.

All payments of principal, Make-Whole Amount, if any, and interest in respect of this Security will be made by the Partnership in immediately available funds.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Partnership has caused "CUSIP" numbers to be printed on the

Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Partnership has caused this instrument to be duly executed under the facsimile corporate seal of its general partner.

Dated:                                   GABLES REALTY LIMITED
                                         PARTNERSHIP

                                         By:   Gables GP, Inc.,
                                               its general partner



                                         By:   __________________________
                                               Marvin R. Banks, Jr.
                                               Chief Financial Officer



Attest:  ______________________________
         Name:
         Title:




TRUSTEE'S CERTIFICATE OF AUTHENTICATION:


         This is one of Securities of the series designated therein referred to in the within-mentioned Indenture.

                                          FIRST UNION NATIONAL BANK,
                                          as Trustee

                                          By:   _________________________
                                                Name:
                                                Title:

                              [Reverse of Security]

                        GABLES REALTY LIMITED PARTNERSHIP

This Security is one of a duly authorized issue of securities of the Partnership (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 23, 1998, as supplemented by Supplemental Indenture No. 1, dated as of March 23, 1998, Supplemental Indenture No. 2, dated as of September 30, 1998, Supplemental Indenture No. 3, dated as of October 8, 1998, and Supplemental Indenture No. 4, dated as of February 22, 2001 (as so supplemented, herein called the "Indenture") between the Partnership and First Union National Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Partnership, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the duly authorized series of Securities designated on the face hereof (collectively, the "Securities"), and the aggregate principal amount of the Securities to be issued under such series as limited to $150,000,000 (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Securities). All capitalized terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

If an Event of Default with respect to the Securities, as defined in the Indenture, shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Securities are subject to redemption at any time, as a whole or in part, at the election of the Partnership, at a Redemption Price equal to the sum of (i) the principal amount of the Securities being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Securities.

Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Partnership on this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Partnership, in each case, upon compliance by the Partnership with certain conditions set forth in the Indenture, which provisions apply to this Security.

In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Partnership and the rights of the Holders of the Securities under the Indenture at any time by the Partnership and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all such Securities, to waive compliance by the Partnership with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Securities of any series to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and other Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Partnership, which is absolute and unconditional, to pay the principal of (and Make-Whole Amount, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register of the Partnership upon surrender of this Security for registration of transfer at the office or agency of the Partnership in any place where the principal of (and Make-Whole Amount, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Partnership and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, this Security is exchangeable for a like aggregate principal amount of Securities of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Partnership, the Trustee and any agent of the Partnership or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Partnership, the Trustee nor any such agent shall be affected by notice to the contrary.

Notwithstanding anything contained herein to the contrary, no recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced hereby or thereby, or for any claim based thereon or otherwise in respect hereof, shall be had for the payment of the principal of or Make-Whole Amount, if any, or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against (i) the Company or any other past, present or future partner in the Partnership, (ii) against any other Person which owns an interest, directly or indirectly, in any partner of the Partnership or (iii) against any past, present or future stockholder, employee, officer or director, as such, of the Company, or of any successor, either directly or through the Partnership or the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

                                 ASSIGNMENT FORM

                   FOR VALUE RECEIVED, the undersigned hereby

                        sells, assigns and transfers unto

PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE


------------------------------------------
                                                .............................
------------------------------------------





 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . .
              (Please Print or Typewrite Name and Address including
                              Zip Code of Assignee)

 . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
the within Security of Gables Realty Limited Partnership and hereby does irrevocably constitute and appoint

 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . .Attorney
to transfer said Security on the books of the within-named Partnership with full power of substitution in the premises.




Dated: . . . . .  . . . . . . . . .                  ...........................







                                                 . . . . . . . . . . . . . . . .
NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Security in every particular, without alteration or enlargement or any change whatever.